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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS



          We consent to the inclusion in this Form 8-K/A being filed under the Securities Exchange Act of 1934 by Continucare Corporation of our reports dated April 30, 1997, relating to our examinations of the financial statements of AARDS, Inc. and Rosenbaum, Weitz and Ritter, Inc. as of December 31, 1996 and 1995 and for the two year period then ended and appearing in the aforementioned Form 8-K/A.



                                          SPEAR, SAFER, HARMON & CO.
                                          CERTIFIED PUBLIC ACCOUNTANTS


Miami, Florida
June 23, 1997